Exhibit 32.1

CERTIFICATION OF

CHIEF EXECUTIVE OFFICER

OF ECLIPSE RESOURCES CORPORATION

PURSUANT TO 18 U.S.C. SECTION 1350

In connection with this Annual Report on Form 10-K of Eclipse Resources Corporation for the year ended December 31, 2016, I, Benjamin W. Hulburt, Chief Executive Officer of Eclipse Resources Corporation, hereby certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to my knowledge:

1.	This Annual Report on Form 10-K for the year ended December 31, 2016 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
2.

The information contained in this Annual Report on Form 10-K for the year ended December 31, 2016 fairly presents, in all material respects, the financial condition and results of operations of Eclipse Resources Corporation for the periods presented therein.

Date: March 3, 2017	/s/ Benjamin W. Hulburt
Benjamin W. Hulburt
Chief Executive Officer